Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) dated as of the Effective Date (hereinafter defined) is by and between CN Fox, LLC a Delaware limited liability company (“Seller”), and Super Micro Computer, Inc., a Delaware corporation (“Purchaser”).

RECITAL

WHEREAS, Purchaser desires to purchase, and Seller desires to sell, on the terms and conditions set forth in this Agreement, the Property (hereinafter defined).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, as hereafter set forth, Purchaser and Seller agree as follows:

1.	DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

1.1	“Closing” means the consummation of the conveyance of Property as defined in Section 7.1 below.

1.2	“Closing Date” shall mean 10:00 a.m. Central Time on October 15, 2007.

1.3	“Deed” means the special warranty deed, in the form attached hereto as Exhibit “B”, to be delivered by Seller to Purchaser in accordance with the terms and conditions of this Agreement, subject only to the Permitted Exceptions (hereinafter defined).

1.4	“Due Diligence Period” means the period commencing on the Effective Date (hereinafter defined), and ending at 5:00 p.m. Central Time on that date which is forty-five (45) days following the Effective Date. Purchaser and Seller, through mutual written consent, may agree to shorten the period of due diligence.

1.5	“Effective Date” means the latest to occur of (i) the date on which this Agreement is executed by Seller, (ii) the date on which this Agreement is executed by Purchaser, or (iii) the date the Seller acknowledges in writing the receipt of the Initial Earnest Money (hereinafter defined).

1.6	“Property” means the following:

1.6.1	The parcel of land that is described on Exhibit “A” attached hereto and made a part hereof for all purposes (the “Land”), commonly known as 880 Fox Lane, San Jose, California;

1.6.2	All and singular the rights and appurtenances pertaining to the Land, including, without limitation, any and all right, title, and interest of Seller in and to adjacent roads, alleys, easements, streets and rights-of-way and awards made or to be made in connection therewith, Seller’s interest in strips and gores lying between the Land and any adjacent real property (provided that if Seller or an affiliate of Seller owns property across from the Land and abutting any such adjacent roads, alleys, easements, streets and rights-of-way and strips and gores, then such right, title, and interest therein shall extend only to the midpoint of any such adjacent roads, alleys, easements, streets, rights-of-way and strips and gores); and

1.6.3

All improvements and fixtures in or on the Land including the approximately 89,891 square foot single story R&D building (the “Building”) including, but not limited to, those items which pursuant to applicable law are a part of the Land and Building as well as the following items, if any, owned by Seller and at present located on the Land or within the Building: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks, and connections); heating, ventilating, air conditioning

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equipment (“HVAC”); air lines, fire sprinkler systems, security and fire detection systems; carpets; window coverings; wall coverings; and all rights, privileges, easements and appurtenances benefiting the property and the improvements, including, without limitation, water rights, licenses, permits, approvals, rights-of-way, declarations, applications obtained or filed in connection with the Property.

1.7	“Purchase Price” for the Property means Eleven Million Three Hundred Thirty Seven Thousand Six Hundred Twelve and NO/100 Dollars ($11,337,612.00).

1.8	“Surviving Obligations” means the obligations of either Seller or Purchaser to indemnify the other and any other obligations of either the Seller or Purchaser which expressly survive termination of this Agreement.

1.9	“Taxes” means all general real estate and ad valorem property taxes and assessments and personal property taxes applicable to the Property.

1.10	“Title Company” means LandAmerica Title Company (“Title Company”), 6029 Beltline Road, Suite 250, Dallas, Texas 75254, Attn: Matthew Farris (“Escrow Agent”), phone: 972-789-8487, fax: 972-789-8029.

1.11	“Title Policy” means one California standard form owner’s policy of title insurance, without endorsement, for the Property issued to Purchaser in the amount of the Purchase Price by Title Company as issuing agent for an underwriter insurer reasonably acceptable to Purchaser.

1.12	“Transferor’s Certificate” means the certificate, to be duly executed and delivered by Seller in accordance with Section 7.2 of this Agreement, certifying that Seller is not a “foreign person” in accordance with the provisions of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and any similar provisions of applicable state law.

2.	AGREEMENT CONSIDERATION AND EARNEST MONEY.

2.1	Agreement Consideration. Contemporaneously with the execution of this Agreement, Purchaser hereby delivers to Seller the amount of $100.00 (the “Purchaser’s Agreement Consideration”), as the consideration for Seller’s execution and delivery of this Agreement. The Purchaser’s Agreement Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is nonrefundable and shall be retained by Seller notwithstanding any other provision of this Agreement. To the extent that this Agreement is ever construed as an option agreement, it is acknowledged that the Purchaser’s Agreement Consideration shall serve as consideration for such option, and based upon such consideration Seller agrees that such option is irrevocable and Seller shall not terminate such option without the prior written consent of Purchaser, except as may be expressly provided for herein.

2.2	Earnest Money; Amount and Payment. Within one (1) day after Seller’s execution of this Agreement, Purchaser shall deliver, in cash or immediately available funds, the amount of One Hundred Thousand and NO/100 Dollars ($100,000.00) (the “Earnest Money”) to the Title Company. In addition, upon the expiration of the Due Diligence Period, Purchaser shall deposit with the Title Company an additional One Hundred Thousand and NO/100 Dollars ($100,000.00) (the “Additional Earnest Money”). Title Company shall deposit the funds deposited with it by Purchaser pursuant to this paragraph (collectively the “Deposit”), in a state or federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Purchaser, who hereby acknowledges that there may be penalties or interest forfeiture if the applicable instrument is redeemed prior to its specified maturity. Purchaser’s Federal Tax Identification Number is 94-2561434. The failure of Purchaser to timely deliver the Earnest Money or the Additional Earnest Money as provided for herein shall, at Seller’s option, cause this Agreement to be terminated, and thereafter neither party shall have any further right or obligation under this Agreement, except for Surviving Obligations.

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3.	DELIVERIES / REVIEW/DUE DILIGENCE.

3.1	Title Commitment. Within thirty (30) days after the Effective Date, Purchaser shall provide Seller, at Purchaser’s sole cost and expense, with a copy of a current Preliminary Title Report issued to Purchaser from Title Company in the full amount of the Purchase Price, dated subsequent to the Effective Date, together with and including true, correct and, to the extent available from the public records, legible copies of all instruments referred to in the commitment as conditions or exceptions to title to the Property (the “Title Commitment”).

3.2	Survey. Unless otherwise required by Purchaser’s lender Purchaser may elect, at Purchaser’s sole expense, order a survey of the Property that is the subject of this Agreement, in a form acceptable to Seller and Title Company (the “Survey”). The legal description in the Survey, shall, upon written approval of same by Seller and Purchaser, such approval not to be unreasonably withheld, be substituted as a new Exhibit “A” to this Agreement.

3.3

Review Period. After receipt of the last of the Title Commitment and Survey, Purchaser shall have a period of thirty (30) days from such receipt, but in no event longer than the Due Diligence Period, to review the state of Seller’s title to the Property (the “Title Review Period”). If the Survey or Title Commitment reflects or discloses any defect, exception or other matter affecting the Property (“Title Defects”) that is unacceptable to Purchaser for any reason whatsoever, then, on or before the expiration of the Title Review Period, Purchaser shall provide Seller with written notice of its objections. Any matter which Purchaser does not object to in writing prior to the expiration of the Title Review Period shall be deemed a “Permitted Exception”. Seller may elect, but shall have no obligation, to use its reasonable efforts to remove or cure the Title Defects, but shall not be required to incur any costs or to institute litigation in doing so. Seller shall within five (5) days after its receipt of Purchaser’s notice of Title Defects, notify Purchaser of those items which Seller shall cure or cause to be cured at or before Closing (“Seller’s Cure Notice”). If Seller elects not to cure any or all of the Title Defects then, Purchaser, as its sole remedy may terminate this Agreement by giving written termination notice to Seller on or before the fifth (5th) business day following receipt of Seller’s Cure Notice, such notice to, in any event, be delivered prior to the expiration of the Due Diligence Period. Forthwith, all Earnest Money (including accrued interest) deposited by Purchaser will be returned to Purchaser within three (3) business days. Notwithstanding anything to the contrary in this Agreement, if Purchaser fails to terminate this Agreement by giving written termination notice to Seller before the first to occur of (i) five (5) business days following receipt of Seller’s Cure Notice, or (ii) the expiration of the Due Diligence Period, then any Title Defects that Seller has not cured and which are shown on the Survey or the Title Commitment as such may have been updated (other than items which Seller has agreed in writing to cure or cause to be cured) shall be deemed to be waived and accepted by Purchaser and shall be Permitted Exceptions. Notwithstanding anything contained herein to the contrary, the term “Permitted Exceptions” shall not include, and Seller shall discharge or otherwise cause to be satisfied and released: (i) all liens and monetary encumbrances caused by Seller affecting the Property and (ii) all matters reflected on Schedule C of the Title Commitment which are designated in the Title Commitment as being Seller’s responsibility. If Purchaser terminates this Agreement as provided for herein, neither Seller nor Purchaser thereafter shall have any further right or obligation under this Agreement except Surviving Obligations.

3.4

Due Diligence Period. Purchaser shall have until the expiration of the Due Diligence Period in which to review and inspect the Property and to determine whether the Property is suitable for Purchaser’s needs. In the event that Purchaser determines that the Property is not suitable for its needs, then Purchaser may terminate this Agreement by

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giving written termination notice to Seller and Title Company on or prior to expiration of the Due Diligence Period, and neither Seller nor Purchaser thereafter shall have any further right or obligation under this Agreement except for Surviving Obligations. Until the expiration of the Due Diligence Period all Earnest Money shall be refundable to Purchaser, less Purchaser’s Agreement Consideration.

3.5	Access. Provided Purchaser gives Seller reasonable advance notice and permits a representative of Seller to be present, and provided further that this Agreement has not terminated, Seller shall give Purchaser and Purchaser’s agents and representatives access to the Property in order to make such inspections, surveys and other tests and surveys thereon as Purchaser shall deem advisable; provided that such investigations do not damage or destroy any part of the Property. Notwithstanding anything to the contrary in this Section 3.5, Purchaser may not conduct any subsurface investigations without Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion. Purchaser shall repair any damage to the Property caused by Purchaser or its agents or contractors. The costs and expenses of Purchaser’s investigation shall be borne solely by Purchaser. Purchaser and Purchaser’s agents or contractors entering upon the Property shall maintain general liability insurance in an amount of at least $1,000,000.00 combined single limit, covering liabilities for personal injury, death and property damage arising out of activities on or about the Property and naming Seller as an additional insured. In the event that Purchaser terminates this Agreement, then Purchaser shall deliver to Seller copies of all engineering reports, environmental reports, soil tests and other studies, tests and reports obtained by Purchaser with respect to the physical condition of the Property, and this obligation shall survive the termination of this Agreement. Purchaser hereby indemnifies and holds Seller, its partners, agents and affiliates harmless from any liability for injury to persons or damage to property (including reasonable attorneys’ fees) caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Purchaser shall keep confidential and not disclose to any third parties (except on a need to know basis to its agents, employees, contractors, legal representatives or as may be required by applicable law) any such inspections or tests (or the results or findings thereof). The covenants under this Section 3.5 shall survive the Closing or any termination of this Agreement and shall not be subject to the limitation of remedies in Section 11 of this Agreement.

3.6	Environmental Matters. Notwithstanding anything to the contrary or apparently to the contrary in Section 3.5 above or elsewhere in this Agreement, Purchaser is granted the right to perform a non-invasive Phase I Environmental Site Assessment (“ESA”), but is not granted the right to investigate or conduct any invasive or physical environmental inspections of the Property, including, without limitation, a Phase II ESA, any Phase II audits or any work that would involve media sampling, whether air, soil, groundwater or surface water. Notwithstanding the foregoing, Purchaser may conduct inspections of the HVAC and duct work.

3.7	Seller’s Deliveries. Seller shall deliver to Purchaser, to the extent that Seller currently has possession of the same, copies of all studies and reports concerning the Property, including any previous title policies or reports, and any existing hazardous materials reports.

3.8	Purchaser Early Possession. PURCHASER SHALL BE GRANTED EARLY ENTRY TO THE PROPERTY UPON THE EXPIRATION OF THE DUE DILIGENCE PERIOD FOR THE PURPOSE OF CONSTRUCTING ITS TENANT IMPROVEMENTS. IN ADDITION, PURCHASER MAY OCCUPY THE PROPERTY AT ANY TIME AFTER EXPIRATION OF THE DUE DILIGENCE PERIOD AND PRIOR TO CLOSING. SUCH EARLY ENTRY AND/OR OCCUPANCY TO BE CONTINGENT UPON THE FOLLOWING:

3.8.1	PURCHASER PROVIDING TO SELLER A DEPOSIT IN THE MINIMUM AMOUNT OF ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (THE “SECURITY DEPOSIT”) SUCH AMOUNT SUBJECT TO UPWARD ADJUSTMENT BASED UPON THE EXTENT AND VALUE OF ANY IMPROVEMENTS OR ALTERATIONS MADE TO THE PROPERTY BY PURCHASER. THE SECURITY DEPOSIT SHALL BE APPLICABLE TO THE PURCHASE PRICE AT CLOSING, BUT SHALL OTHERWISE BE NON-REFUNDABLE TO PURCHASER.

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3.8.2	PURCHASER REIMBURSING SELLER FOR THE ACTUAL AMOUNTS OF ANY AND ALL EXPENSES INCURRED OR ACCRUED BY SELLER IN CONNECTION WITH THE OPERATION OF THE PROPERTY DURING THE TIME OF PURCHASER’S EARLY ENTRY OR OCCUPANCY OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, TAXES, UTILITIES, INSURANCE, AND REPAIRS AND MAINTENANCE OF THE PROPERTY

3.8.3	SELLER HAVING THE RIGHT TO APPROVE ANY AND ALL IMPROVEMENTS OR ALTERATIONS TO THE PROPERTY PROPOSED BY PURCHASER, SUCH APPROVAL TO BE WITHHELD OR CONDITIONED IN THE REASONABLE DISCRETION OF SELLER. SHOULD PURCHASER NOT TIMELY CLOSE ON THE ACQUISITION OF THE PROPERTY AS CONTEMPLATED IN THIS AGREEMENT, PURCHASER SHALL, AT THE SOLE DISCRETION OF SELLER, REMAIN OBLIGATED TO EITHER (I) RESTORE THE PROPERTY TO THE SAME CONDITION AS IT WAS PRIOR TO PURCHASER’S EARLY ENTRY OR OCCUPANCY, OR (II) LEAVE ALL IMPROVEMENTS AND ALTERATIONS MADE OR PLACED UPON THE PROPERTY, OWNERSHIP OF THE SAME REVERTING TO SELLER. IN EITHER CASE, SELLER MAY UTILIZE ALL OR A PORTION OF THE SECURITY DEPOSIT TO RESTORE THE PROPERTY TO A CONDITION ACCEPTABLE TO SELLER. IN NO EVENT SHALL FORFEITURE OF THE SECURITY DEPOSIT ACT A CAP ON DAMAGES. NOTWITHSTANDING THE REMEDIES DESCRIBED HEREIN, SELLER SHALL BE ABLE TO PURSUE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY.

3.8.4	AS A PART OF SELLER ALLOWING PURCHASER SUCH EARLY ENTRY OR OCCUPANCY, AND AS MATERIAL CONSIDERATION THEREFOR, PURCHASER AGREES TO PAY, WHEN DUE, ALL CLAIMS FOR LABOR OR MATERIALS FURNISHED TO OR FOR PURCHASER FOR USE ON THE PROPERTY AND TO KEEP THE PROPERTY FREE FROM ANY AND ALL LIENS ASSOCIATED WITH ANY WORK PERFORMED BY OR ON BEHALF OF PURCHASER. PURCHASER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN ANY WAY CONNECTED WITH, THE CONSTRUCTION OF ANY OF PURCHASER’S IMPROVEMENTS OR ALTERATIONS, OR ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN ANY WAY CONNECTED WITH, PURCHASER’S EARLY ENTRY OR OCCUPANCY OF THE PROPERTY.

3.8.5

BEGINNING ON THE DATE PURCHASER IS GRANTED EARLY ENTRY TO THE PROPERTY FOR THE PURPOSE OF CONSTRUCTING ITS TENANT IMPROVEMENTS OR FOR PURCHASERS OCCUPANCY OF THE PROPERTY, AND CONTINUING UNTIL CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT BY ITS TERMS, PURCHASER SHALL PROCURE, PAY FOR AND MAINTAIN IN EFFECT WORKERS’ COMPENSATION AND EMPLOYER’S LIABILITY INSURANCE AND COMMERCIAL GENERAL LIABILITY INSURANCE WHICH INCLUDES COVERAGE FOR PERSONAL INJURY, CONTRACTUAL LIABILITY AND PURCHASER’S INDEPENDENT CONTRACTORS. THE COMMERCIAL

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GENERAL LIABILITY INSURANCE SHALL BE PROCURED AND MAINTAINED WITH NOT LESS THAN THREE MILLION DOLLARS ($3,000,000.00) PER OCCURRENCE COMBINED SINGLE LIMIT FOR BODILY INJURY, PERSONAL INJURY OR PROPERTY DAMAGE LIABILITY, AND SHALL NAME SELLER AS AN ADDITIONAL INSURED. IN ADDITION, PURCHASER AGREES TO OBTAIN CERTIFICATES OF INSURANCE EVIDENCING COMMERCIAL GENERAL LIABILITY INSURANCE, INCLUDING WORKERS’ COMPENSATION INSURANCE AND EMPLOYER’S LIABILITY INSURANCE FROM ANY CONTRACTORS OR SUBCONTRACTORS ENGAGED IN ANY WORK ON THE PROPERTY. SUCH LIABILITY INSURANCE MUST BE FOR MINIMUM LIMITS OF ONE MILLION DOLLARS ($1,000,000.00) PER OCCURRENCE COMBINED SINGLE LIMIT FOR BODILY INJURY INCLUDING DEATH AND PROPERTY DAMAGE LIABILITY.

4.	PURCHASE AND SALE. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property for the amount of the Purchase Price, subject to and in accordance with the terms and subject to the conditions of this Agreement.

5.	CONDITIONS PRECEDENT.

5.1	Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligation to perform under this Agreement is conditioned upon the following (any of which may be waived in whole or in part by Purchaser at or prior to Closing):

5.1.1	The representations and warranties of Seller set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

5.1.2	Seller shall have substantially performed, observed and complied with all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, observed and complied with by Seller.

In the event that any of the foregoing conditions are not satisfied as of the Closing Date, Purchaser shall have the right at its option to terminate this Agreement with respect to the Property by written notice thereof given to both Seller and the Title Company.

5.2	Conditions Precedent to Seller’s Obligations. Seller’s obligations to perform under this Agreement are conditioned upon the following (any of which may be waived in whole or in part by Seller at or prior to the Closing):

5.2.1	The representations and warranties of Purchaser set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. Purchaser, having closed the sale of the Property, shall be deemed conclusively to have certified at the Closing that all such representations and warranties were true and correct in all material respects on and as of the Closing Date.

5.2.2	Purchaser shall have substantially performed, observed and complied with all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, observed and complied with by Purchaser prior to or as of the Closing Date.

In the event that any of the foregoing conditions are not satisfied as of the Closing Date, Seller shall have the right at its option to terminate this Agreement with respect to the Property by written notice thereof given to both Purchaser and the Title Company.

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6.	AFFIRMATIVE COVENANTS OF PURCHASER AND SELLER.

6.1	Condemnation. If prior to the Closing, condemnation proceedings are commenced with respect to a material portion of the Property, Seller shall promptly notify Purchaser, and Purchaser may terminate this Agreement by giving a written termination notice to Seller within ten (10) days after receiving such notice from Seller. The term “material portion” for the purposes of the immediately preceding sentence shall mean ten percent (10%) or more of the gross acres contained in the Property and/or ten percent (10%) of the gross square footage contained in the building upon the Property. If Purchaser does not terminate this Agreement as provided above, any award in condemnation shall become the property of Seller, and if the award is received by Seller prior to the Closing, the Purchase Price shall be reduced by the amount Seller receives from such condemnation award, and the condemned land shall not be included in the Deed or be part of the Property. In the event of a termination by Purchaser, Seller and Purchaser shall have no further rights or obligations under this Agreement unless expressly provided otherwise in this Agreement. If Purchaser closes under this Agreement prior to any condemnation award being paid to Seller, the Purchase Price shall not be reduced as the result of such condemnation, but Purchaser shall be entitled to the condemnation award. If Purchaser terminates this Contract under this Section, Escrow Agent shall promptly return the Earnest Money, less Purchaser’s Agreement Consideration, to the Purchaser, and the parties thereafter shall have no further rights, liabilities, or obligations under this Contract.

6.2	Casualty. Seller bears the risk of loss or damage to the Property prior to Closing, unless the damage is caused solely by the acts of Purchaser. If prior to Closing a material portion of the Property is damaged due to causes other than the sole negligence of Purchaser, Purchaser may terminate this Agreement by giving a written termination notice to Seller within ten (10) business days after receiving such notice from Seller. The term “material portion” for the purposes of the immediately preceding sentence shall mean ten percent (10%) or more of the gross acres contained in the Property and/or ten percent (10%) of the gross square footage contained in the Building. If Purchaser does not terminate this Agreement as provided above, Seller shall assign to Purchaser at Closing Seller’s interest in any insurance proceeds relating to the damage, and if such proceeds are received by Seller prior to the Closing, the Purchase Price shall be reduced by the amount of proceeds so received by Seller. In the event of a termination by Purchaser, Seller and Purchaser shall have no further rights or obligations under this Agreement unless expressly provided otherwise in this Agreement. If Purchaser terminates this Contract under this Section, Escrow Agent shall promptly return the Earnest Money, less Purchaser’s Agreement Consideration, to the Purchaser, and the parties thereafter shall have no further rights, liabilities, or obligations under this Contract.

6.3	Other Seller Covenants. Seller covenants and agrees with Purchaser that, prior to Closing:

6.2.1	Seller will promptly advise Purchaser of any litigation, arbitration or administrative hearing before any governmental agency concerning or affecting the Property which becomes pending or threatened in writing to Seller after the Effective Date.

6.2.2	Seller will not sell, assign or convey any right, title or interest whatever in or to the Property or create or permit to exist any lien, encumbrance or charge thereon (other than the Permitted Exceptions) without discharging the same on or before the Closing Date.

7.	CLOSING.

7.1	Closing. The sale and purchase of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of the Title Company. The Closing shall occur on or before the Closing Date. The Parties shall each have the right to provide supplemental instructions which are consistent with the Purchase and Sale Agreement as they may require or as may be required by the Escrow Company.

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7.2	Items to be Delivered by Seller at Closing. At the Closing, Seller shall deliver or cause to be delivered to the Title Company for delivery to Purchaser, at Seller’s expense, the following items, duly executed (if required) and, where appropriate, acknowledged by Seller:

7.2.1	The Deed.

7.2.2	Such proof of Seller’s existence, good standing and authority to consummate the transactions contemplated under this Agreement as required by the Title Company.

7.2.3	The Transferor’s Certificate.

7.2.4	Such other documents and instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

7.3	Items to be Delivered by Purchaser at Closing. Purchaser will deliver or cause to be delivered to the Title Company the following items, duly executed and, where appropriate, acknowledged by Purchaser:

7.3.1	The Purchase Price in immediately available funds.

7.3.2	Such proof of Purchaser’s existence, good standing and authority to consummate the transactions contemplated under this Agreement as required by the Title Company.

7.3.3	The premium for the Title Policy based upon the standard basic premium under applicable California regulations and any premium payable in connection with the modification of the “survey exception” to “shortages in area” or any endorsements requested by Purchaser.

7.3.4	Such other documents and instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

8.	PRORATIONS AND ADJUSTMENTS. The following prorations and adjustments shall be made in cash between Seller and Purchaser as of the Closing Date:

8.1	Taxes. Ad valorem for the Property shall be prorated for the calendar year as of the Closing Date. Seller’s pro rata portion of such taxes shall be based upon taxes actually assessed for the then current calendar year or, if for any reason such taxes for the Property have not been actually assessed, such proration shall be based upon the amount of such taxes for the immediately preceding calendar year and adjusted by cash settlement when exact amounts are available. Seller and Purchaser agree that Seller shall remain obligated to pay its prorated share of any assessments applicable to Seller’s time of ownership of the Property and accrued prior to the Closing Date, which would have been, but were not, assessed as of a date that is prior to the Closing Date.

8.2	Survival. The agreements as to prorations, adjustments and indemnifications in this Section 8 shall survive the Closing. In the event, subsequent to the Closing, that any adjustments made at the Closing pursuant to this Section 8 are determined to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid within (30) thirty days from receipt of the invoice.

8.3	Closing Costs. Seller shall pay Escrow Charges, Title Fees, County Transfer Tax and all brokerage fees. Transfer Tax shall be split 50/50 between the Seller and Purchaser.

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9.	PROPERTY “AS-IS”.

9.1	Authority. No person acting on behalf of Seller is authorized to make, and by execution hereof, Purchaser acknowledges that no person has made any representations, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property, except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller. Notwithstanding the foregoing, Seller understands and agrees to provide Purchaser “Seller’s Mandatory Disclosure Statement” as required by the law of the State of California.

9.2

AS IS. PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR ANY EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, OR REQUIRED BY CALIFORNIA LAW AND SELLER’S SPECIAL WARRANTY OF TITLE CONTAINED IN THE DEED, PURCHASER IS NOT RELYING ON ANY WRITTEN, ORAL, IMPLIED OR OTHER REPRESENTATIONS, STATEMENTS OR WARRANTIES BY SELLER OR ANY AGENT OF SELLER OR ANY REAL ESTATE BROKER OR SALESMAN. ALL PREVIOUS WRITTEN, ORAL, IMPLIED OR OTHER STATEMENTS, REPRESENTATIONS, WARRANTIES OR AGREEMENTS, IF ANY, ARE MERGED IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER SHALL HAVE NO LIABILITY TO PURCHASER, AND PURCHASER HEREBY RELEASES SELLER FROM ANY LIABILITY (INCLUDING CONTRACTUAL AND/OR STATUTORY ACTIONS FOR CONTRIBUTION OR INDEMNITY), FOR, CONCERNING OR REGARDING (1) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING THE SUITABILITY THEREOF FOR ANY ACTIVITY OR USE; (2) ANY IMPROVEMENTS OR SUBSTANCES LOCATED THEREON; OR (3) THE COMPLIANCE OF THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. THE FOREGOING INCLUDES A RELEASE OF SELLER FROM CLAIMS BASED ON SELLER’S NEGLIGENCE IN WHOLE OR IN PART AND CLAIMS BASED ON STRICT LIABILITY. EXCEPT FOR ANY EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. EXCEPT TO THE EXTENT OF THE EXPRESS WARRANTIES AND REPRESENTATIONS/CONTAINED IN THIS AGREEMENT ON WHICH PURCHASER IS ENTITLED TO RELY ON THE TERMS AND CONDITIONS HEREOF, PURCHASER AFFIRMS THAT PRIOR TO CLOSING PURCHASER SHALL HAVE (i) INVESTIGATED AND INSPECTED THE PROPERTY TO ITS SATISFACTION AND BECOME FAMILIAR AND SATISFIED WITH THE CONDITION OF THE PROPERTY, AND (ii) MADE ITS OWN DETERMINATION AS TO (a) THE MERCHANTABILITY, QUANTITY, QUALITY AND CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINANTS, AND (b) THE PROPERTY’S SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, PURCHASER HEREBY ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”, INCLUDING ENVIRONMENTAL, BASIS AND ACKNOWLEDGES THAT (i) WITHOUT THIS ACCEPTANCE, THIS SALE WOULD NOT BE MADE, AND (ii) SELLER SHALL BE UNDER NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. IF THE CLOSING OCCURS,

PURCHASE AND SALE AGREEMENT	Page 9 of 16

PURCHASER AND ITS SUCCESSORS AND ASSIGNS HAVE, AND SHALL BE DEEMED TO HAVE, ASSUMED ALL RISK AND LIABILITY WITH RESPECT TO THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES ON, WITHIN OR UNDER THE SURFACE OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN, APPARENT, NON-APPARENT OR LATENT, AND WHETHER EXISTING PRIOR TO, AT OR SUBSEQUENT TO TRANSFER OF THE PROPERTY TO PURCHASER. SELLER IS HEREBY RELEASED BY PURCHASER AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, INCLUDING (1) ANY OBLIGATION TO TAKE THE PROPERTY BACK OR REDUCE THE PRICE, OR (2) ACTIONS FOR CONTRIBUTION OR INDEMNITY, THAT PURCHASER OR ITS SUCCESSORS AND ASSIGNS MAY HAVE AGAINST SELLER OR THAT MAY ARISE IN THE FUTURE, BASED IN WHOLE OR IN PART UPON THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES ON, WITHIN OR UNDER THE SURFACE OF THE PROPERTY, INCLUDING ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS AND CLAIMS THAT MAY ARISE UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, AS AMENDED 42 U.S.C. § 9601 ET SEQ. PURCHASER FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY EXPLAINED TO PURCHASER AND THAT PURCHASER FULLY UNDERSTANDS AND ACCEPTS THE SAME. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING AND SHALL BE INCLUDED IN THE DEED.

10.	REPRESENTATIONS AND WARRANTIES.

10.1	Seller’s Representations and Warranties. Seller makes, as of the date hereof, the following representations and warranties to Purchaser, upon which warranties and representations Purchaser has relied and will continue to rely, all of which are true and correct as of the date of this Agreement:

10.1.1	Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. The execution and delivery of this Agreement and the other documents contemplated in this Agreement by Seller, and the performance by Seller of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Seller; (ii) have been or will be before Closing duly authorized by all requisite corporate or partnership action; and (iii) do not violate any provision of law, any order of any court or agency of government, the charter documents of Seller or any indenture, agreement or any other instrument to which Seller is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Purchaser, will constitute legal, valid and binding obligations enforceable against Seller in accordance with the terms of such documents.

10.1.2	There is no action, suit, claim or proceeding pending or, to Seller’s current actual knowledge, threatened against or relating to any of the Property, and, no pending, or to Seller’s current actual knowledge threatened or contemplated condemnation actions with respect to the Property.

10.1.3	There are no adverse or other parties in possession of the Land to Seller’s current actual knowledge, or of any part thereof as lessees except with respect to leases that will be terminated on or prior to Closing.

10.1.4	Seller has no current actual knowledge, except as otherwise disclosed to Purchaser in writing, of the existence or prior existence on the Property of any hazardous substance, nor of the existence or prior existence of any over or below ground storage tank.

PURCHASE AND SALE AGREEMENT	Page 10 of 16

The term “Seller’s current actual knowledge” and terms of similar import shall mean the actual current (and not constructive) knowledge of Seller, without inquiry or investigation. Any reference to Seller’s receipt of “notice” shall mean the receipt of notice by certified mail return receipt requested. No Member of Seller shall have any personal liability in connection with any representations or warranties of Seller.

It shall be a condition precedent to Purchaser’s obligation to close that Seller’s representations and warranties set forth herein are true and correct in all material respects on the Closing Date. If Purchaser discovers that any such representation or warranty is not true and correct in all material respects as of the Closing Date, then Purchaser shall give Seller written notice thereof (“Breach Notice”). If the representations and warranties which Purchaser asserts in the Breach Notice are untrue and incorrect as of the Closing Date (although they were true and correct when made on the Effective Date) are such that Seller can cure the circumstances which caused such representations and warranties to be untrue and incorrect as of the Closing Date, then (i) Seller shall have a period of thirty (30) days after receiving the Breach Notice to attempt to effect such cure (and the Closing Date shall be extended accordingly), and (ii) if Seller does not effect such cure within said 30-day period, then Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to terminate this Agreement by written notice delivered to Seller within ten (10) days after the expiration of such 30-day period, in which event this Agreement shall terminate and the parties shall have no further rights or obligations hereunder except for Surviving Obligations.

10.2	Purchaser’s Representations and Warranties. Purchaser makes the following representations and warranties to Seller upon which warranties and representations Seller has relied and will continue to rely, all of which are true as of the date of this Agreement:

10.2.1	Purchaser is a corporation organized under the laws of the State of Delaware. The execution and delivery of this Agreement and the other documents contemplated in this Agreement by Purchaser, and the performance by Purchaser of the obligations under this Agreement and the other documents contemplated in this Agreement (i) are within the power of Purchaser; (ii) have been duly authorized by all requisite parties on the part of Purchaser; and (iii) do not violate any provision of law, any order of any court or agency of government, or any indenture, agreement or any other instrument to which Purchaser is a party. This Agreement and each of the other documents described in this Agreement when executed and delivered to Seller, will constitute legal, valid and binding obligations enforceable against Purchaser in accordance with the terms of such documents.

10.3	Survival of Representations and Warranties. Except as hereinafter provided, the representations and warranties contained in this Section 10 shall survive the Closing Date for a period of six (6) months.

11.	REMEDIES.

11.1	Purchaser’s Remedies. In the event of a breach or default by Seller in the performance of the covenants under this Agreement (except as a result of a default by Purchaser), and the continuation of such breach or default for five (5) business days after written notice thereof has been given by Purchaser (the “Notice and Cure Period”), Purchaser shall have the right, as its sole and exclusive remedy with respect to such breach or default, to terminate this Agreement by giving written notice thereof to Seller and Title Company, whereupon neither party shall have any other further rights or obligations under this Agreement except for Surviving Obligations, and the Seller promptly shall deliver the Earnest Money to Purchaser.

11.2

Seller’s Remedies. In the event that performance of this Agreement is tendered by Seller and the sale is not consummated through default by Purchaser (except as a result of a default by Seller), and the continuation of such default for five (5) business days after written notice has been given by Seller, then Seller, as Seller’s sole and exclusive

PURCHASE AND SALE AGREEMENT	Page 11 of 16

remedy, shall have the right to terminate this Agreement by giving written notice thereof to Purchaser and Title Company, whereupon the Seller shall retain the Earnest Money and Additional Earnest Money as liquidated damages, and neither party hereto shall have any further rights or obligations under this Agreement except for Surviving Obligations. The parties agree that it would be impracticable and extremely difficult to ascertain the actual damages suffered as a result of Purchaser’s failure to complete the purchase of the Property pursuant to this Agreement, and that under the circumstances existing as of the date of this Agreement, the liquidated damages provided for in this section represent a reasonable estimate of the damages which the Seller will incur as a result of such failure. The parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller.

12.	NOTICE. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and (a) delivered personally, (b) delivered by a reputable commercial overnight courier (i.e., FedEx), or (c) transmitted by facsimile, addressed as follows:

To Purchaser at:

c/o Colliers International
450 West Santa Clara Street
San Jose, California 95113
Attn: Dion Campisi

Telephone:
Facsimile:
Email:

With a copy to:

Super Micro Computer, Inc.
980 Rock Ave.
San Jose, CA 95131
Attn: Robert Aeschliman
Telephone: 408-546-8398
Facsimile:
Email: roberta@supermicro.com

To Seller at:

c/o Cawley Fund Advisors
14785 Preston Road, Suite 850
Dallas, Texas 75254
Attn: Mark Cypert
Telephone: 972-759-7700
Facsimile: 972-759-7701
Email: mcypert@cawleypartners.com

With a copy to:

Griffith & Nixon, P.C.
One Lincoln Centre
5400 LBJ Freeway, Suite 1025
Attn: Kimberly A. Davison
Telephone: 972-386-8988
Facsimile: 972-386-8985
Email: kdavison@griffithnixon.com

PURCHASE AND SALE AGREEMENT	Page 12 of 16

Notice shall be deemed to have been delivered only upon actual delivery to the addresses set forth above and such notices are either signed for or delivery is refused by a representative at such address; provided that any item sent by facsimile shall be deemed to have been given and received upon completion of such telecopy transmission and upon receipt of confirmation of a successful transmission by the machine sending such facsimile. The addresses for purposes of this section may be changed by giving written notice of such change in the manner provided herein for giving notices. Unless and until such written notice is delivered, the latest information stated by written notice, or provided herein if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

13.	MISCELLANEOUS.

13.1	Survival. Except as otherwise specifically provided for herein, the representations, warranties, covenants, agreements and indemnities contained in this Agreement, shall not survive the Closing Date, and shall be deemed to have merged or terminated upon the Closing Date.

13.2	Parties in Interest. As and when used herein, the terms, “Seller” and “Purchaser” mean and include, in this Agreement, their respective successors and permitted assigns and shall be binding upon and inure to the benefit of, the above-named Seller and Purchaser and their respective successors and permitted assigns.

13.3	Recitals. The recitals set forth at the beginning of this Agreement are deemed incorporated herein.

13.4	No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

13.5	Full Integration. Purchaser and Seller each acknowledge that there are no other agreements or representations, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement and the exhibits attached to this Agreement represent a complete integration of all the prior and contemporaneous agreements and understandings and documents.

13.6	Attorneys’ Fees. If an action is commenced by a party hereto resulting from a dispute with respect to the transactions contemplated herein, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party in such action. As used herein, the term “attorneys’ fees” means reasonable attorneys’ fees whether or not litigation ensues and if litigation ensues whether incurred at trial, on appeal, on discretionary review or otherwise.

13.7	Governing Law. This Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California with venue in the County wherein the Land is located. Each of the parties hereto acknowledge and agree that the laws of the State of California and the selection of venue were freely chosen by Purchaser and Seller.

13.8	Confidentiality. Prior to Closing or the termination of this Agreement, Purchaser will not disclose to any person, other than as required by law or to its affiliates, or to persons who are acting as its advisors, consultants, attorneys, lenders or proposed assignees, any information pertaining to the Property which may be delivered by Seller or its agents to Purchaser or as to which Purchaser receives knowledge during the course of its due diligence investigation. Prior to Closing, neither Purchaser nor Seller will issue any information or press release to the public concerning the financial terms of the Agreement (other than as required by law or to each party’s respective affiliates, advisors, consultants, attorneys, lenders or proposed assignees). After the Closing, neither party shall issue a press release with respect to the Purchase Price. This obligation survives the Closing. Notwithstanding the foregoing, Seller understands that this Purchase and Sale represents a material transaction for Purchaser under the rules and regulations of the Securities Exchange Commission (“SEC”). As such, Seller consents to Purchaser disclosing the terms of this Agreement only to the extent as required by the disclosure provisions of the SEC.

PURCHASE AND SALE AGREEMENT	Page 13 of 16

13.9	Captions. The captions contained in this Agreement are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

13.10	Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

13.11	Time of the Essence. Time is of the essence of this Agreement and of the obligations required hereunder.

13.12	Non-Waiver. No delay or failure by any party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

13.13	Assignment. Purchaser may not assign this Agreement without the prior written consent of Seller. No such assignment shall relieve Purchaser of its obligations under this Agreement. Seller may, without Purchaser’s consent, assign its rights and obligations hereunder to a person or entity who is owned by, owns, or is under common ownership with Seller.

13.14	Facsimile. The parties hereto and their respective successors and assigns are hereby authorized to rely upon the signatures of each person and entity on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

13.15	Further Assurances. Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

13.16	Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one Agreement.

13.17	Brokers. Purchaser and Seller each represents and warrants to the other that they have had no contact with any real estate broker, finder or other person who might be entitled, or claim to be entitled, to a brokerage commission, finder’s fee or other compensation in connection with this transaction other than Cushman & Wakefield of California, Inc. – Fredrick Beaubein who represented the Seller (the “Seller’s Broker”) and Colliers International – Dion Campisi and Michael L. Rosendin (the “Purchaser’s Broker”) who shall each be paid a commission per separate agreement. Purchaser and Seller each hereby indemnify and agree to defend and hold the other party harmless from and against any and all claims, demands, liabilities, causes of action, costs or expenses (including reasonable attorneys’ fees) caused by or arising out of any breach of its foregoing warranty. The provisions of this Section 13.17 shall survive the Closing or termination of this Agreement and shall not be subject to any limitation of liability otherwise set forth in this Agreement.

13.18	1031 Exchange. Purchaser and Seller acknowledge and agree that each party may desire to have its transfer or acquisition of the Property, as applicable, in whole or in part qualify as a deferred like-kind exchange (“Exchange”) within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and to effectuate an Exchange. Each party agrees to reasonably cooperate with the other party in effectuating an Exchange. Neither party, however, shall have any obligation to locate, contract for or take title to any property that the other party may wish to acquire or to incur any indebtedness or other obligation as a part of a party’s agreement to cooperate, and any such Exchange shall not delay the Closing.

PURCHASE AND SALE AGREEMENT	Page 14 of 16

13.19	Governmental Approvals. Seller hereby authorizes Purchaser to apply for any reasonable zoning change, variance, subdivision maps, or other discretionary governmental act, approval or permit with respect to the Property necessary for Purchaser’s use or Purchaser’s tenant’s use of the Property, provided, however, that Purchaser may only apply for said zoning change, variance, subdivision maps, or other discretionary governmental act, approval or permit with respect to the Property prior to Closing, and further provided that Purchaser agrees not to do so without Seller’s prior written approval, which approval may be withheld in Seller’s sole and absolute discretion. Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents unless first approved in writing by Seller, which approval Seller may withhold in Seller’s sole discretion. Notwithstanding the foregoing, Seller acknowledges that Purchaser shall have the right to contact the appropriate governmental authorities or other officials with requests and inquiries regarding the Property, including, but not limited to, matters such as variances, the availability of tax abatements, architectural controls and approval of design or construction plans; provided, however, no such actions by Purchaser or agreements or consents obtained as a result thereof shall affect the Property unless Closing occurs or otherwise be binding on Seller without Seller’s prior written approval (not to be unreasonably withheld). Notwithstanding anything contained within this paragraph to the contrary, Seller agrees to reasonably cooperate with Purchaser in its pursuing governmental approvals provided, however, that except as expressly stated to the contrary herein, such cooperation shall be at no cost or expense to Seller.

13.20	Location of Flood Plain. Seller makes no representation or warranty, express or implied, regarding the location of any 100 year flood plain or the impact of a 100 year flood plain on the Property. Any costs or expenses associated with the revision of the 100 year flood plain or revision of the 100 year flood plain map, including, without limitation, (a) administrative and filing expenses for obtaining a conditional letter of map revision or letter of map revision, and (b) costs of construction to revise the 100 year flood plain, shall be borne solely and exclusively by Purchaser, and Seller shall have no liability therefor.

[Signatures appear on the following page]

PURCHASE AND SALE AGREEMENT	Page 15 of 16

Purchaser and Seller have executed this Agreement as of the Effective Date.

PURCHASER:

Super Micro Computer, Inc., a Delaware corporation

By:
Name:	Charles Liang
Title:	President and CEO
Date:	June 27, 2007

SELLER:

CN Fox, LLC, a Delaware limited liability company

By:
Name:
Title:
Date:

PURCHASE AND SALE AGREEMENT	Page 16 of 16

EXHIBIT “A”

EXHIBIT A – LEGAL DESCRIPTION	Page 1 of 1

EXHIBIT “B”

FORM OF SPECIAL WARRANTY DEED

THE STATE OF CALIFORNIA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF SANTA CLARA	§

THAT, CN Fox, LLC, a Delaware limited liability company, (the “Grantor”), for and in consideration of the sum of $10.00 cash in hand paid by Supermicro Computer, Inc., a                      corporation, (“Grantee”), whose address is                                          , and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee, that certain tract of real property situated in Santa Clara County, California, and described in Exhibit “A” attached hereto and made a part hereof for all purposes (the “Land”) and all buildings, fixtures and other improvements located on the Land, if any, together with all and singular the rights, privileges, hereditaments, and appurtenances pertaining to such real property (collectively, the “Property”).

For the same consideration, Grantor has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee, without warranty, express or implied, any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests, if any, of Grantor, either at law or in equity, in possession or in expectancy (i) in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way in existence as of the date of this Deed abutting the Land (provided that if Grantor or an affiliate of Grantor owns property across from the Land and abutting any such street, highway, road, alley, right-of-way or sidewalk, then such rights, titles, powers, privileges, easements, licenses, rights of way and interests therein shall extend only to the midpoint of any such street, highway, road, alley, right-of-way or sidewalk; however, in no event shall this proviso limit Grantee’s right to use any street, road or highway), (ii) in and to any strips or gores of real estate adjoining the Land (provided as to (i) and (ii) that if Grantor or an affiliate of Grantor owns property across from the Land and abutting any such adjacent roads, alleys, easements, streets and rights-of-way and strips and gores, then such right, title, and interest therein shall extend only to the midpoint of any such adjacent roads, alleys, easements, streets, rights-of-way and strips and gores), and (iii) appurtenant or incident to any of the foregoing.

This conveyance is being made by Grantor and accepted by Grantee subject to all easements, restrictions, rights, reservations, encumbrances and other matters set forth in Exhibit “B”, attached hereto and made a part hereof for all purposes (collectively, the “Permitted Exceptions”), but only to the extent such Permitted Exceptions are valid and existing as of the date hereof.

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, together with, all and singular, the rights and appurtenances thereto in anywise belonging, to Grantee and Grantee’s successors and assigns forever; and subject only to the Permitted Exceptions, Grantor does hereby bind Grantor and Grantor’s successors and assigns to warrant and forever defend, all and singular, the Property unto the Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Grantor, but not otherwise.

Grantee acknowledges that, except for the warranty of title contained in this Deed and except for the representations and warranties expressly set forth in the Purchase and Sale Agreement dated                      , 2007, by and between Grantor and Grantee (the “Contract”), neither Grantor nor its representatives have made any representations or warranties as to the Property or its environmental or physical condition, upon which Grantee has relied. Grantee further acknowledges and agrees that (1) GRANTEE RELEASES GRANTOR FROM CLAIMS BASED ON GRANTOR’S NEGLIGENCE AND CLAIMS BASED ON STRICT LIABILITY, EXCEPT AS

EXHIBIT A TO DEED – PROPERTY	Page 1 of 4

OTHERWISE EXPRESSLY PROVIDED IN THE CONTRACT, AND (2) GRANTOR HAS NOT MADE, DOES NOT MAKE AND EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. GRANTEE AFFIRMS THAT IT (a) HAS INVESTIGATED AND INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS FAMILIAR AND SATISFIED WITH THE CONDITION OF THE PROPERTY, AND (b) HAS MADE ITS OWN DETERMINATION AS TO (1) THE MERCHANTABILITY, QUANTITY, QUALITY AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINANTS, AND (ii) THE PROPERTY’S SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CONTRACT, GRANTEE HEREBY ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”, INCLUDING ENVIRONMENTAL, BASIS AND ACKNOWLEDGES THAT (a) WITHOUT THIS ACCEPTANCE, THIS CONVEYANCE WOULD NOT BE MADE, AND (b) THAT GRANTOR SHALL BE UNDER NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. GRANTEE AND ITS SUCCESSORS AND ASSIGNS HAVE, AND SHALL BE DEEMED TO HAVE, ASSUMED ALL RISK AND LIABILITY WITH RESPECT TO THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES ON, WITHIN OR UNDER THE SURFACE OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN, APPARENT, NON-APPARENT OR LATENT, AND WHETHER EXISTING PRIOR TO, AT OR SUBSEQUENT TO, TRANSFER OF THE PROPERTY TO GRANTEE. GRANTOR IS HEREBY RELEASED BY GRANTEE AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION (1) ANY OBLIGATION TO TAKE THE PROPERTY BACK OR REDUCE THE PRICE, OR (2) ACTIONS FOR CONTRIBUTION OR INDEMNITY, THAT GRANTEE OR ITS SUCCESSORS AND ASSIGNS MAY HAVE AGAINST GRANTOR OR THAT MAY ARISE IN THE FUTURE BASED IN WHOLE OR IN PART UPON THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES ON, WITHIN OR UNDER THE SURFACE OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS AND CLAIMS THAT MAY ARISE UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, AS AMENDED 42 U.S.C. § 9601 ET SEQ. GRANTEE FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY EXPLAINED TO GRANTEE AND THAT PURCHASER FULLY UNDERSTANDS AND ACCEPTS THE SAME.

By acceptance of this Special Warranty Deed, Grantee assumes payment of all property taxes on the Property for 2007 and subsequent years; Grantor and Grantee have agreed to prorate 2007 taxes as of the date hereof.

EXECUTED as of                     , 2007

GRANTOR:

CN Fox, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A TO DEED – PROPERTY	Page 2 of 4

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned authority on this day personally appeared                     , as                      of CN Fox, LLC, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged and swore to me that he executed the same for the purposes and the consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this      day of                     , 2007.

Notary Public for the State of Texas

My Commission Expires:
(Printed name of notary)

After Recording, Return to:

EXHIBIT A TO DEED – PROPERTY	Page 3 of 4

EXHIBIT “A” TO DEED

PROPERTY

EXHIBIT A TO DEED – PROPERTY	Page 4 of 4

EXHIBIT “B” TO DEED

PERMITTED EXCEPTIONS

EXHIBIT B TO DEED – PERMITTED EXCEPTIONS	Page 1 of 1